Exhibit 32.4

Certification of the Chief Financial Officer
Pursuant to 18 US.C. Section, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

I, Michael S. Sarner, Chief Financial Officer of Capital Southwest Corporation, certify that, to my knowledge:

1.
The Amendment No. 1 to the Annual Report of Capital Southwest Corporation on Form 10-K for the year ended March 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (“accompanied report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the accompanied report fairly presents, in all material respects, the consolidated financial condition and results of operations of Capital Southwest Corporation.

Date: December 13, 2018	By:	/s/ Michael S. Sarner
Michael S. Sarner Chief Financial Officer